UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2006

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2006, the Compensation Committee of the Board of Directors of Universal Health Services, Inc. authorized a $35,000 payment to Marc D. Miller, Vice President of the Company and the son of Alan B. Miller, the Company’s Chief Executive Officer and Chairman of the Board of Directors. This payment was awarded on a discretionary basis based on Marc D. Miller’s efforts in directing the Company’s acute care division during the period that the Company’s Senior Vice President-Acute Care Operations position was vacant.

In addition, Marc D. Miller was assigned a target incentive bonus under the hospital incentive plan of 30% to 100% of his base salary for 2006. 25% of Mr. Miller’s incentive bonus for 2006 will be determined using the acute care hospitals’ divisional performance criteria based on the achievement of specified pre-tax income targets and the remaining 75% will be determined using regional acute care hospitals’ performance criteria based on the achievement of specified pre-tax income targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: April 4, 2006	By:	/s/ ALAN B. MILLER
	Name:	Alan B. Miller
	Title:	President and Chief Executive Officer

	By:	/s/ STEVE FILTON
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer